Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE REPORTS FIRST QUARTER FISCAL 2020 OPERATING RESULTS AND REAFFIRMS 2020 GUIDANCE

CINCINNATI, OHIO February 7, 2020 (GLOBE NEWSWIRE) — Meridian Bioscience, Inc. (NASDAQ: VIVO) today announced financial results for the first quarter ended December 31, 2019.

First Quarter Fiscal 2020 Highlights:

●	Diagnostics segment delivered nearly $35 million in revenues; fourth consecutive quarter above $33 million, signaling continued stabilization of this business;

●	Positive customer feedback for our revogene™ molecular diagnostics system continues to build;

●	Diagnostics segment new product development spending increased $1 million, as positive progress continues on key new instrument platforms;

●	Lower ordering patterns of top IVD manufacturing customers led to lower Life Science revenues, which we expect to turn around over the remainder of the fiscal year;

●	Operating results reflect sound financial discipline, while still driving needed investments in the business; and

●	Management reaffirms the following consolidated fiscal 2020 guidance, including segment guidance, as set forth in the Company’s November 7, 2019 earnings release:

-Consolidated Revenues – Flat to down 3%

-Consolidated Adjusted Operating Margin – 9% to 10%

-Consolidated Adjusted Earnings Per Share on a Diluted Basis – $0.28 to $0.34

Jack Kenny, Chief Executive Officer, commented, “I am pleased with our first quarter results, particularly for our Diagnostics business, where we achieved our highest revenue since the fiscal 2019 first quarter.    We observed dramatically slower customer account losses within our molecular assay products and delivered double-digit revenue growth in our blood chemistry products. We are pleased that our revogene™ molecular system installations reached 114 as of the end of calendar 2019, and we continue to target approximately 20 installations each month. We are currently working operationally to scale up the production capabilities for both revogene™ instruments and consumables.    We continue to be encouraged by positive customer feedback on the ease-of-use of this system, as well as customers who choose to add new assays when converting from our alethia™ molecular system. New product development efforts on our three diagnostic instrument platforms (revogene™, Curian™ and PediaStat™) continue with positive progress, and we are standing by our commitment to invest more into organic growth opportunities. For our Life Science business, order patterns with our top IVD manufacturing customers were disappointing, but we believe strongly in our strategy of being the partner of choice for immunoassay and molecular reagents and expect improved performance in the remaining quarters of the fiscal year. Although not included in our first quarter results, in January, we began shipping molecular reagents to IVD manufacturing customers in China to help health care systems in that country combat the Coronavirus outbreak. We are proud that our Life Science division can play a role in efforts to bring the outbreak under control. Finally, as part of our strategy, we continue to explore business development opportunities that could accelerate our return to growth.”

First Quarter Fiscal 2020 Results (Comparison to First Quarter Fiscal 2019)

Consolidated revenue for the first quarter of fiscal 2020 decreased 8% to $47.4 million, compared to $51.5 million last year. Diagnostics segment revenues were down 5%, while Life Science segment revenues were down 15%. Our Diagnostics segment experienced 5% declines in both our molecular products and our immunoassay/blood chemistry products. Our molecular business exhibited significant stabilization with customer account losses in our molecular assay products slowing dramatically. We experienced strong customer response to our revogene™ system with the install base reaching 114 systems. Lower contract pricing for certain gastrointestinal products for our National Reference Laboratory customers contributed to the decline in Diagnostics segment revenues. Importantly, double-digit revenue growth was achieved during the quarter for our blood chemistry products. Our Life Science segment revenues for the quarter reflected lower ordering patterns with our top IVD manufacturing customers, which we expect to turn around over the remainder of the fiscal year. Revenue from sales into China remain strong, increasing approximately 70% over the first quarter of fiscal 2019.

Reported operating income for the first quarter of fiscal 2020 was $5.4 million, including: (i) expectedly higher research and development spending in the Diagnostics segment ($1.0 million); (ii) purchase accounting amortization related to the acquisition of the GenePOC business in June 2019 ($0.9 million); and (iii) an increase in the fair value of the earnout obligation for the acquisition of the GenePOC business ($1.2 million). Excluding the effects of the change in the fair value of the contingent consideration obligation for the GenePOC business, restructuring activities, and selected legal matters, adjusted operating income achieved a margin of 15% (see non-GAAP financial measure reconciliation below).

Earnings per diluted share on a reported GAAP basis totaled $0.07 for the first quarter of 2020, and adjusted earnings per diluted share totaled $0.10 for the quarter. Adjusted earnings per diluted share exclude the after tax effect of the change in the fair value of the contingent consideration obligation for the GenePOC business, restructuring activities, and selected legal matters (see non-GAAP financial measure reconciliation below).

Financial Condition

At December 31, 2019, cash and equivalents were $68.6 million and the Company had $49.2 million of borrowing capacity under its $125.0 million commercial bank credit facility. The Company’s bank-debt obligations under the bank credit facility totaled $75.8 million as of December 31, 2019.

Conference Call Information

Jack Kenny, Chief Executive Officer, and Bryan Baldasare, Executive Vice President and Chief Financial Officer, will host a conference call on Friday, February 7, 2020 beginning at 10:00 a.m. Eastern Time to discuss the first quarter financial results and answer questions. A presentation to accompany the first quarter financial results and related discussion will be made available within the Investor Relations section of the Company’s website, www.meridianbioscience.com, on February 7, 2020 prior to the conference call.

To participate in the live call by telephone from the U.S., dial (866) 443-5802, or from outside the U.S., dial (513) 360-6924, and enter the audience pass code 2496742. A replay will be available for 14 days beginning at 1:00 p.m. Eastern Time on February 7, 2020 by dialing (855) 859-2056 or (404) 537-3406 and entering pass code 2496742.

FIRST QUARTER FISCAL 2020 UNAUDITED OPERATING RESULTS

(In Thousands, Except per Share Data)

The following table sets forth the unaudited comparative results of Meridian on a U.S. GAAP basis for the first quarters of fiscal 2020 and fiscal 2019.

	Three Months Ended

	December 31,

	2019	2018

Net revenues	$47,421	$51,480
Cost of sales	19,981	19,908

Gross profit	27,440	31,572

Operating expenses
Research and development	4,824	3,967
Selling and marketing	6,684	7,563
General and administrative	8,756	8,902
Change in fair value of contingent consideration obligation	1,187	-
Restructuring costs	275	-
Selected legal costs	320	589

Total operating expenses	22,046	21,021

Operating income	5,394	10,551
Other expense, net	(1,368)	(75)

Earnings before income taxes	4,026	10,476
Income tax provision	1,199	2,370

Net earnings	$2,827	$8,106

Net earnings per basic common share	$0.07	$0.19
Basic common shares outstanding	42,789	42,446
Net earnings per diluted common share	$0.07	$0.19
Diluted common shares outstanding	42,938	42,905

	Three Months Ended

	December 31,

	2019	2018

Adjusted Financial Measures
(see non-GAAP financial measure reconciliation below)
Operating income	$7,176	$11,140
Net earnings	4,179	8,558
Net earnings per diluted common share	$0.10	$0.20

Condensed Balance Sheet Data

	December 31,

	2019	2018
Cash and equivalents	$68,557	$61,523
Working capital	117,579	118,924
Long-term debt	75,824	49,063
Shareholders’ equity	197,292	178,642
Total assets	338,128	249,857

Segment Data

The following table sets forth the unaudited revenue and segment data for the interim periods in fiscal 2020 and fiscal 2019 (in thousands).

	Three Months Ended
	December 31,
	2019	2018
Net Revenues - By Product Platform/Type
Diagnostics
Molecular assays	$6,887	$7,231
Immunoassays & blood chemistry assays	27,904	29,434

Total Diagnostics	34,791	36,665

Life Science
Molecular reagents	5,357	6,615
Immunological reagents	7,273	8,200

Total Life Science	12,630	14,815

Total Net Revenues	$47,421	$51,480

	Three Months Ended
	December 31,
	2019	2018

Net Revenues - By Disease State/Geography
Diagnostics
Gastrointestinal assays	$16,046	$18,615
Respiratory illness assays	7,749	7,981
Blood chemistry assays	5,150	4,430
Other	5,846	5,639

Total Diagnostics	34,791	36,665

Life Science
Americas	4,019	4,521
EMEA	4,966	7,363
ROW	3,645	2,931

Total Life Science	12,630	14,815

Total Net Revenues	$47,421	$51,480

OPERATING INCOME
Diagnostics	$4,408	$8,786
Life Science	3,061	5,129
Corporate	(2,087)	(3,391)
Eliminations	12	27

Total Operating Income	$5,394	$10,551

Geographic Regions Americas = North and Latin America EMEA = Europe, Middle East and Africa ROW = Rest of World

NON-GAAP FINANCIAL MEASURES

In this press release, we have supplemented our reported GAAP financial information with information on operating expenses, operating income, net earnings, basic earnings per share and diluted earnings per share excluding the effects of a change in fair value of contingent consideration obligation, restructuring costs, and selected legal costs, each of which is a non-GAAP measure. We have provided in the tables below reconciliations to the operating expenses, operating income, net earnings, basic earnings per share and diluted earnings per share amounts reported under U.S. Generally Accepted Accounting Principles for the first quarters ended December 31, 2019 and December 31, 2018.

We believe this information is useful to an investor in evaluating our performance because:

1.	These measures help investors to more meaningfully evaluate and compare the results of operations from period to period by removing the impacts of these non-routine items; and

2.

These measures are used by our management for various purposes, including evaluating performance against incentive bonus achievement targets, comparing performance from period to period in presentations to our board of directors, and as a basis for strategic planning and forecasting.

Revenue reported on a constant-currency basis is also a non-GAAP measure and is calculated by applying current period average foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant-currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, management believes that evaluating revenue changes on a constant-currency basis provides an additional and meaningful assessment of revenue to both management and investors.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with U.S. GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures.

FIRST QUARTER

GAAP TO NON-GAAP RECONCILATION TABLES

(In Thousands, Except per Share Data)

	Three Months
	Ended December 31,

	2019	2018
Operating Expenses -
U.S. GAAP basis	$22,046	$21,021
Change in fair value of contingent consideration obligation	(1,187)	-
Restructuring costs	(275)	-
Selected legal costs	(320)	(589)

Adjusted Operating Expenses	$20,264	$20,432

Operating Income -
U.S. GAAP basis	$5,394	$10,551
Change in fair value of contingent consideration obligation	1,187	-
Restructuring costs	275	-
Selected legal costs	320	589

Adjusted Operating Income	$7,176	$11,140

Net Earnings -
U.S. GAAP basis	$2,827	$8,106
Change in fair value of contingent consideration obligation *	901	-
Restructuring costs *	208	-
Selected legal costs *	243	452

Adjusted Earnings	$4,179	$8,558

*	Net of tax

	Three Months

	Ended December 31,

	2019	2018
Net Earnings per Basic Common Share -
U.S. GAAP basis	$0.07	$0.19
Change in fair value of contingent consideration obligation	0.02	-
Restructuring costs	-	-
Selected legal costs	0.01	0.01

Adjusted Basic EPS	$0.10	$0.20

Net Earnings per Diluted Common Share -
U.S. GAAP basis	$0.07	$0.19
Change in fair value of contingent consideration obligation	0.02	-
Restructuring costs	-	-
Selected legal costs	0.01	0.01

Adjusted Diluted EPS	$0.10	$0.20

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted earnings and revenue, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process (including the currently ongoing study and other FDA actions regarding the Company’s LeadCare products). The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and revenues. In the past, the Company has identified a material weakness in our internal control over financial reporting, which has been remediated, but the Company can make no assurances that a material weakness will not be identified in the future, which if identified and not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements. In addition to the factors described in this paragraph, as well as those factors identified from time to time in our filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of our most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on our forward-looking statements.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Investor Relations

Meridian Bioscience, Inc.

Phone: 513.271.3700

Email: mbi@meridianbioscience.com

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